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                                                                  Exhibit 8.2

                   [GRAY CARY WARE & FREIDENRICH Letterhead]


                                        May 29, 1996

Infrasonics, Inc.
3911 Sorrento Valley Boulevard
San Diego, CA 92121

        RE:     JOINT PROXY STATEMENT/PROSPECTUS AND
                REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

        We have acted as counsel to Infrasonics, Inc., a California corporation ("Infrasonics"), in connection with the Amended and Restated Agreement and Plan of Merger, dated as of May 14, 1996 (the "Merger Agreement"), between Infrasonics and Nellcor Puritan Bennett Incorporated, a Delaware corporation ("NPB"). Capitalized terms not defined herein have the meanings given to them in the Merger Agreement.

        Pursuant to the Merger Agreement, Infrasonics will merge with and into NPB (the "Merger"). As a result of the Merger, Infrasonics will no longer exist and the former stockholders of Infrasonics will receive shares of NPB's common stock on the terms set forth in the Merger Agreement.

        The Merger Agreement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 filed by NPB with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

        In connection with this opinion, we have examined and are familiar with the Merger Agreement, the Registration Statement, and such other presently existing
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GRAY CARY WARE & FREIDENRICH

Infrasonics, Inc.
May 29, 1996
Page 2

documents, records and matters of law as we have deemed necessary and appropriate in connection with rendering this opinion.

        In rendering this opinion, we assume the following:

        1. The authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents.

        2. The truth and accuracy of the representations, warranties and statements of fact made or to be made by NPB and Infrasonics in connection with the Merger, including those representations set forth in the Merger Agreement and in certificates of representations provided or to be provided to us by NPB and Infrasonics.

        Based upon and subject to the foregoing, the discussion contained in the proxy statement/prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Certain Federal Income Tax Consequences," expresses our opinion as to certain of the material Federal income tax consequences if the Merger is effected according to the terms of the Merger Agreement. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent upon future events. In addition, you should be aware that the discussion under the caption "Certain Federal Income Tax Consequences" in the Prospectus represents our conclusions as to the application of existing law to the instant transactions and may not be applicable to certain classes of Infrasonics stockholders, including securities dealers, foreign persons and persons who acquired their Infrasonics Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. There can be no assurance that changes in the law will not take place which could affect the Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the Federal income tax consequences of the Merger, including the Prospectus constituting a part thereof, and any amendments thereto. In giving this consent, we

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GRAY CARY WARE & FREIDENRICH



Infrasonics, Inc.
May 29, 1996
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do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                Very truly yours,


                                GRAY CARY WARE & FREIDENRICH